Exhibit 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Number ********	Shares ********

NUVECTIS PHARMA, INC.

Total Authorized Capital Stock of 500,000 shares, par value US $.00001

This is to certify that             is the registered holder of           shares of Common Stock, par value $0.00001 per share, of Nuvectis Pharma, Inc., hereinafter designated the "Corporation", transferable on the share register of the Corporation upon surrender of this certificate, properly endorsed or assigned.

This certificate and the shares represented thereby shall be held subject to all the provisions of the Amended and Restated Certificate of Incorporation and the Bylaws of the Corporation (both as may be amended from time to time), a copy of each of which is on file at the office of the Corporation, and made a part hereof as fully as though the provisions of said Amended and Restated Certificate of Incorporation and Bylaws are imprinted in full on this certificate, to all of which the holder of this certificate, by acceptance hereof, asserts and agrees to be bound.

WITNESS THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS, THIS           DAY OF

THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SET FORTH ON THE BACK HEREOF.

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS.

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE 1933 ACT.

THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.